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                               EXHIBIT (8)(g)(3)

              FORM OF AMENDMENT NO. 20 TO PARTICIPATION AGREEMENT
                             (AEGON/TRANSAMERICA)

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                              AMENDMENT NO. 20 TO
                         PARTICIPATION AGREEMENT AMONG
                     AEGON/TRANSAMERICA SERIES FUND, INC.,
                      TRANSAMERICA LIFE INSURANCE COMPANY,
                       AUSA LIFE INSURANCE COMPANY, INC.,
                    PEOPLES BENEFIT LIFE INSURANCE COMPANY,
               TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY AND
                TRANSAMERICA LIFE INSURANCE AND ANNUITY COMPANY

     Amendment No. 20 to the Participation Agreement among AEGON/Transamerica Series Fund, Inc., (the "Fund"), Transamerica Life Insurance Company ("Transamerica"), AUSA Life Insurance Company, Inc. ("AUSA Life"), Peoples Benefit Life Insurance Company ("Peoples"), Transamerica Occidental Life Insurance Company ("TOLIC") and Transamerica Life Insurance and Annuity Company ("TALIAC") dated July 1, 1992, as amended ("Participation Agreement").

     WHEREAS, Transamerica, has registered or will register certain variable annuity contracts (the "Contracts") and certain variable life insurance policies (the "Policy") under the Securities Act of 1933; and

     WHEREAS, Transamerica has, by resolution of its Board of Directors, duly organized and established the Separate Account VA K, Separate Account VA H, Separate Account VA G, Separate Account VA 2LNY, Separate Account VA-2L and Separate Account VL A (the "Accounts") as segregated asset accounts to receive, set aside and invest assets attributable to net premiums and payments received under the Contracts and Policy and such variable annuity contracts and variable life insurance policy will be partly funded by the Fund; and

     WHEREAS, Transamerica has registered or will register the Accounts as unit investment trusts under the Investment Company Act of 1940, as amended; and

     WHEREAS, to the extent permitted by applicable insurance law and regulation, Transamerica intends to purchase shares in one or more of the portfolios of the Fund to fund their respective Contracts and Policy on behalf of the Accounts, as specified in Schedule A attached to this Amendment, as such Schedule A is amended by this Amendment No. 20, and as Schedule A may be amended from time to time.

     NOW, THEREFORE, IT IS HEREBY AGREED that Transamerica, through its separate accounts, Separate Account VA K, Separate Account VA H, Separate Account VA G, Separate Account VA-2LNY, Separate Account VA-2L and Separate Account VL A will purchase and redeem shares issued by the Fund, subject to the terms and conditions of the Participation Agreement. It is also agreed that Schedule A to the Participation Agreement is hereby amended to add the Separate Account VA K, Separate Account VA H, Separate Account VA G, Separate Account VA-2LNY, Separate Account VA-2L and Separate Account VL A as additional "Accounts;" to add the Retirement Income Builder Variable Annuity, Retirement Income Builder III Variable Annuity, Dreyfus Advisor Advantage Variable Annuity, Dreyfus Access Advantage Variable Annuity, Dreyfus/Transamerica Triple Advantage Variable Annuity (NY), Dreyfus/Transamerica Triple Advantage Variable Annuity contracts and the Transamerica Variable Life policy issued by Transamerica to the list of "Policies;" and to delete reference to the Transamerica Landmark ML Variable Annuity contract from the list of "Policies;" and to add the Van Kampen Money Market Portfolio, the Van Kampen Asset Allocation Portfolio, the Van Kampen Active International Allocation Portfolio, the Transamerica U.S. Government Securities Portfolio, the Transamerica Small Company Portfolio, the

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Transamerica Growth Portfolio, Transamerica Convertible Securities Portfolio,
the T. Rowe Price Growth Stock Portfolio, the T. Rowe Price Equity Income Portfolio, the Protected Principal Stock Portfolio, the PIMCO Total Return Portfolio, the Moderately Aggressive Asset Allocation Portfolio, the Moderate Asset Allocation Portfolio, the MFS High Yield Portfolio, the Jennison Growth Portfolio, the Janus Growth II Portfolio, the Janus Balanced Portfolio the J.P. Morgan Enhanced Index Portfolio, the Dreyfus Small Cap Value Portfolio, the Conservative Asset Allocation Portfolio, the Capital Guardian Value Portfolio, the Capital Guardian U.S. Equity Portfolio, the Capital Guardian Global Portfolio, and the Aggressive Asset Allocation Portfolio to the list of "Portfolios", to delete reference to the C.A.S.E. Growth Portfolio and to delete reference to the AEGON Balanced Portfolio, to change the name of the J.P. Morgan Real Estate Securities Portfolio to Clarion Real Estate Securities Portfolio, to change the name of the NWQ Value Equity Portfolio to PBHG/NWQ Value Select Portfolio, and to change the name of the J.P. Morgan Money Market Portfolio to Transamerica Money Market Portfolio of the AEGON/Transamerica Series Fund, Inc.

     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of May 1, 2002.

TRANSAMERICA LIFE INSURANCE               AEGON/TRANSAMERICA SERIES
COMPANY                                   FUND, INC.
By its authorized officer                 By its authorized officer

By:__________________________             By:________________________________
   Larry N. Norman                           John K. Carter
   Title:  President                         Title: Vice President, Secretary
                                                    and General Counsel

AUSA LIFE INSURANCE                       PEOPLES BENEFIT LIFE
COMPANY, INC.                             INSURANCE COMPANY
By its authorized officer                 By its authorized officer

By:_________________________________      By:________________________________
   Larry N. Norman                           Larry N. Norman
   Title:  Vice President                    Title: Executive Vice President

TRANSAMERICA OCCIDENTAL LIFE                 TRANSAMERICA LIFE INSURANCE
INSURANCE COMPANY                            AND ANNUITY COMPANY
By its authorized officer                    By its authorized officer

By:_________________________________      By:________________________________
   Priscilla I. Hechler                      Priscilla I. Hechler
   Title:  Assistant Vice President          Title: Assistant Vice President and
           and Assistant Secretary                  Assistant Secretary

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                               AMENDED SCHEDULE A
                             Effective May 1, 2002
                    Account(s), Policy(ies) and Portfolio(s)
                     Subject to the Participation Agreement

Accounts:  Separate Account VA B
           Separate Account VA BNY
           Mutual Fund Account
           Separate Account VA A
           Separate Account VA C
           Separate Account VA D
           Retirement Builder Variable Annuity Account
           AUSA Life Insurance Company, Inc. Separate Account C Peoples Benefit Life Insurance Company Separate Account V Legacy Builder Variable Life Separate Account
           AUSA Series Life Account
           AUSA Series Annuity Account
           Transamerica Occidental Life Separate Account VUL-3 Separate Account VA E
           Separate Account VA F
           Transamerica Occidental Life Separate Account VUL-4 Transamerica Occidental Life Separate Account VUL-5 Transamerica Life Insurance and Annuity Company on behalf of its Separate Account VA-8
           Separate Account VA J
           Transamerica Occidental Life Separate Account VUL-6
           TA PPVUL 1
           Separate Account K
           Separate Account H
           Separate Account G
           Separate Account VA-2LNY
           Separate Account VA-2L
           Separate Account VL A

Policies:  Transamerica Landmark Variable Annuity
           AUSA Landmark Variable Annuity
           The Atlas Portfolio Builder Variable Annuity
           Transamerica EXTRA Variable Annuity
           Transamerica Access Variable Annuity
           Retirement Income Builder II Variable Annuity
           AUSA & Peoples - Advisor's Edge Variable Annuity
           Peoples - Advisor's Edge Select Variable Annuity
           Legacy Builder Plus
           AUSA Financial Freedom Builder
           Transamerica Elite
           Privilege Select Variable Annuity
           Estate Enhancer Variable Life

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                        AMENDED SCHEDULE A (continued)

Policies (continued):

             TransSurvivor Life Variable Universal Life
             TransMark Optimum Choice Variable Annuity
             TransUltra(R) Variable Universal Life
             AUSA Freedom Elite Builder
             AUSA Premier Variable Annuity
             Immediate Income Builder II
             Premier Asset Builder Variable Annuity
             TransAccumulator VUL cv
             AUSA Freedom Wealth Protector
             Advantage V
             Retirement Income Builder Variable Annuity
             Retirement Income Builder III Variable Annuity
             Dreyfus Advisor Advantage Variable Annuity
             Dreyfus Access Advantage Variable Annuity
             Dreyfus/Transamerica Triple Advantage(R) Variable Annuity (NY) Dreyfus/Transamerica Triple Advantage(R) Variable Annuity Transamerica Variable Life

Portfolios:  AEGON/Transamerica Series Fund, Inc.
             Janus Growth
             AEGON Bond
             Transamerica Money Market
             Janus Global
             LKCM Strategic Total Return
             Van Kampen Emerging Growth
             Alger Aggressive Growth
             Federated Growth & Income
             PBHG/NWQ Value Select
             GE U.S. Equity
             Clarion Real Estate Securities
             T. Rowe Price Dividend Growth
             T. Rowe Price Small Cap
             Goldman Sachs Growth
             PBHG Mid Cap Growth
             Salomon All Cap
             Dreyfus Mid Cap
             Third Avenue Value
             Transamerica Value Balanced
             Great Companies - America(SM)
             Great Companies - Technology(SM)
             Value Line Aggressive Growth

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                        AMENDED SCHEDULE A (continued)

Portfolios:  AEGON/Transamerica Series Fund, Inc. (continued)

                   Gabelli Global Growth
                   Great Companies - Global/2/
                   LKCM Capital Growth
                   American Century International
                   American Century Income & Growth
                   Munder Net50
                   BlackRock Large Cap Value
                   BlackRock Mid Cap Growth
                   BlackRock Global Science & Technology
                   Aggressive Asset Allocation
                   Capital Guardian Global
                   Capital Guardian U.S. Equity
                   Capital Guardian Value
                   Conservative Asset Allocation
                   Dreyfus Small Cap Value
                   J.P. Morgan Enhanced Index
                   Janus Balanced
                   Janus Growth II
                   Jennison Growth
                   MFS High Yield
                   Moderate Asset Allocation
                   Moderately Aggressive Asset Allocation
                   PIMCO Total Return
                   Protected Principal Stock
                   T. Rowe Price Equity Income
                   T. Rowe Price Growth Stock
                   Transamerica Growth
                   Transamerica Convertible Securities
                   Transamerica Small Company
                   Transamerica U.S. Government Securities
                   Van Kampen Active International Allocation
                   Van Kampen Asset Allocation
                   Van Kampen Money Market